UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

Helix TCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10200 E. Girard Avenue, Suite B420

Denver, CO 80231

(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2019, the Helix TCS, Inc. (the “Company”) entered into two securities purchase agreements in substantially the same form pursuant to which the Company agreed to sell secured convertible promissory notes (the “Convertible Notes”) and common stock purchase warrants (the “Warrants”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder, for an aggregate cash purchase price of $1,950,000 (collectively, the “Purchase Agreements”).

The Convertible Notes have an initial aggregate principal balance of $1,950,000 and bear interest at a rate of 25% per annum, payable by the Company half in cash and half in kind on a quarterly basis. The Convertible Notes mature on March 1, 2020. Upon certain events, the Convertible Notes will convert into shares of the Company’s common stock at a per share conversion price equal to the lesser of (a) $0.90 and (b) a 30% discount to the Company’s 30-day weighted average listed price per share immediately before the date of conversion. The Convertible Notes have other features, such as adjustments to the conversion price under certain circumstances.

The Warrants are exercisable for five years to purchase up to an aggregate of 696,430 shares of the Company’s common stock at a price of $1.40 per share. The Warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of the company’s common stock at a lower price, subject to certain exceptions.

In connection with the Purchase Agreement, on March 1, 2019, the Company entered into a Security Agreement (the “Security Agreement”) and a Pledge Agreement (the “Pledge Agreement”) pursuant to which all of its obligations to repay the Convertible Note is secured by all the assets of the Company, as further defined in the Security Agreement (the “Collateral”), and guaranteed by its subsidiaries (collectively, the “Guarantors”) pursuant to a subsidiary guaranty agreement (the “Subsidiary Guaranty Agreement”) executed by the Guarantors and acknowledged by the Company in favor of the investors. Pursuant to the Subsidiary Guaranty Agreement, the Guarantors jointly and severally, unconditionally and irrevocably, guarantee to the investors and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due, of all obligations under the Convertible Notes and the Security Agreement.

In connection with the Purchase Agreement, on March 1, 2019, the Company also entered into two registration rights agreements with the investors in substantially the same form.

Item 1.02 Termination of a Material Definitive Agreement.

The Company previously issued that certain convertible promissory note, dated as of February 13, 2017, issued by the Company to RedDiamond Partners, LLC (“RedDiamond”) in the original aggregate principal amount of $208,333.33 (the “RedDiamond Note”). Prior to March 1, 2019, the RedDiamond Note was secured pursuant to that certain security agreement by and among the Company, all the subsidiaries of the Company and RedDiamond, dated as of February 14, 2017 (the “RedDiamond Security Agreement”).

In connection with the issuance of the Convertible Notes and Warrants, the RedDiamond Security Agreement was terminated effective as of March 1, 2019 and replaced with the Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Convertible Notes represent secured indebtedness of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Each investor is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to the investors, we relied on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder because the securities were issued in transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC. (Registrant)

Dated:	March 5, 2019	/s/ Scott Ogur
Scott Ogur
Chief Financial Officer

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